SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
September 28, 2005
Date of Report (Date of Earliest Event Reported)
HARRIS INTERACTIVE INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-27577	16-1538028

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

135 Corporate Woods, Rochester, New York	14623

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number Including Area Code: (585) 272-8400
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1	—	Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1 Amended Agreement Between Gregory Novak & Company
EX-10.2 Description of Amended Executive Cash Bonus Plans

Item 1.01 Entry into a Material Definitive Agreement.
     Employment Agreement with Gregory T. Novak
     Harris Interactive Inc. (the “Company”) entered into an Amended and Restated Employment Agreement (the “Employment Agreement”) with Gregory T. Novak dated September 28, 2005 and effective as of September 7, 2005. A copy of the Employment Agreement is being filed as Exhibit 10.1 to this Current Report on Form 8-K. Pursuant to the terms of the Employment Agreement, Mr. Novak will be employed by the Company as its President and Chief Executive Officer, effective as of September 7, 2005 through and including June 30, 2006 (unless earlier terminated in accordance with the terms of the Employment Agreement). The term of Mr. Novak’s Employment Agreement will be automatically renewed for successive additional one-year terms unless terminated by either party by written notice at least three months prior to the applicable renewal date. The material terms of Mr. Novak’s Employment Agreement include:
•	a base salary of $475,000 per year, subject to increase as determined by the Compensation Committee of the Board of Directors from time to time;

•	an annual performance bonus set by the Compensation Committee of the Board of Directors, based upon performance standards established for executive officers of the Company, with a target bonus for fiscal 2006 of at least $250,000 provided that performance standards are met;

•	vacation, expense reimbursement and other employee benefits commensurate with those provided by the Company to its senior executives generally, plus reimbursement of Mr. Novak’s reasonable legal expenses up to $2,500 incurred in the negotiation of the Employment Agreement; and

•	$600,000 in Company paid term life insurance in addition to Company paid term life insurance benefits provided to all executive officers.
     The Company may terminate Mr. Novak’s employment at any time. Upon any termination of Mr. Novak’s employment by reason of his death, by the Company for “cause”, or by Mr. Novak without “good reason”, each as defined in his employment agreement, he will be entitled to payment of accrued and unpaid salary, bonus and benefits (not including any bonus if termination occurs during the first six months of a fiscal year but including a prorated portion of any performance bonus earned with respect to the fiscal year during which termination occurs if termination occurs during the last six months of such fiscal year). If the Company terminates Mr. Novak’s employment other than as set forth in the preceding sentence or due to Mr. Novak’s permanent disability, or if Mr. Novak terminates his employment for “good reason”, he will be entitled to:

•	accrued but unpaid salary, bonus and benefits (including a prorated portion of any performance bonus earned with respect to the fiscal year during which termination occurs based upon annualized completed results); and

•	continued payment of his salary and continued participation in the Company’s employee benefit programs at his then-current level (or the economic equivalent, if such benefits are not available) through and including the 12-month anniversary of his termination if his termination occurs on or before June 30, 2006, the 15-month anniversary of his termination if his termination occurs between July 1, 2006 and June 30, 2007, the 18-month anniversary of his termination if his termination occurs between July 1, 2007 and June 30, 2008 and the 24-month anniversary of his termination if his termination occurs on or after July 1, 2008.
     If Mr. Novak’s employment is terminated because the Company decides not to renew his employment as of any June 30 as described above, he will be entitled to the same salary and benefits as if he was terminated without “cause”, but if Mr. Novak’s employment is terminated because he decides not to renew his employment as of any June 30, he will only be entitled to accrued but unpaid salary, bonus and benefits. If Mr. Novak is terminated due to a permanent disability, he will receive the same salary and benefits as if he was terminated without “cause” but subject to a deduction equal to the amount of payments he receives during the same period under the Company’s long term disability insurance policy.
     If Mr. Novak’s employment is terminated under certain circumstances during the one-year period following a change of control, in lieu of the payments he would otherwise receive for a termination without “cause”, he will receive accrued but unpaid salary, bonus and benefits (including a prorated portion of any performance bonus earned with respect to the fiscal year during which termination occurs based upon annualized completed results), continued payment of his salary and continued participation in the Company’s employee benefit programs at his then-current level (or the economic equivalent, if such benefits are not available) through and including the 24-month anniversary of his termination, a gross-up in payments otherwise due to him to the extent payments to him are subject to excise taxes under Section 280G of the Internal Revenue Code and reimbursement for six months of out-placement services.
     Additionally, Mr. Novak is subject to certain non-competition, non-solicitation and confidentiality covenants contained in his employment agreement and post-termination payments to him are, in part, in consideration of such obligations.
     Under the terms of the Employment Agreement, the Nominating and Governance Committee of the Company’s Board of Directors agrees to nominate and recommend Mr. Novak for election by the stockholders at each annual meeting of the Company coinciding with the expiration of his term as a director, but failure of the stockholders to elect Mr. Novak does not constitute a breach of the Employment Agreement. Mr. Novak will first stand for election to the Board of Directors by the stockholders at the Company’s annual meeting on November 1, 2005. The agreement requires Mr. Novak to resign from the board of directors on the date on which his employment terminates for any reason.

     In consideration of his appointment as Chief Executive Officer, on September 28, 2005 Mr. Novak was awarded 230,000 stock options at fair market value on that date, with 25% of such options vesting at the end of one year and with 1/36th of the remaining 172,500 balance vesting each month over the succeeding three years.
     Corporate Executive Bonus Plan
     The Board of Directors and its Compensation Committee on September 7, 2005 approved the structure of a modified cash incentive bonus arrangement (the “Corporate Bonus Plan”) for the Company’s fiscal year 2006 for certain of its corporate executives, and on September 28, 2005, in connection with finalization of Mr. Novak’s amended and restated employment agreement, the Compensation Committee finalized the target bonuses under the Corporate Bonus Plan. The Compensation Committee also approved the structure of a modified cash bonus arrangement (the “Business Unit Plan”) applicable to its business unit executives. Each of the plans involves an unwritten arrangement as to the expectations of the Compensation Committee as to cash bonuses to be awarded, but the plans may be modified from time to time in the sole discretion of the Committee.
     A cash bonus pool is established under the Corporate Bonus Plan equal to specified percentages of portions of the Company’s fiscal 2006 pre-tax profit that are above targeted base profit levels, computed after payment of all bonuses and incentives. The aggregate bonus pool available to executive officers and other executives and members of the corporate staff under the Corporate Bonus Plan will be $1,100,000 if the Company achieves target budgeted pre-tax profits, and the pool will be smaller or greater depending upon actual pre-tax profit levels. Certain executives will receive bonuses as a percentage of the final Corporate Bonus Plan pool. Of the executive officers within this group, Gregory T. Novak’s target bonus is $250,000, Leonard R. Bayer’s target bonus is $130,000, Frank J. Connolly, Jr.’s target bonus is $135,000, and Dennis K. Bhame’s target bonus is $50,000. Other executives who have responsibility for certain support services functions will receive bonuses based 50% on their respective percentages of the final Corporate Bonus Plan pool and 50% upon performance factors related to research operations. Of this group, executive officer David B. Vaden’s target bonus is $100,000.
     Under the Business Unit Bonus Plan, an employee generally receives 45% of bonus based upon the achievement of targeted operating profits of the applicable business unit or group, 45% of bonus based upon achievement of either a broader business unit or group’s achievement of targeted operating profits, and 10% of bonus in the discretion of management. Of the Company’s executive officers covered by the Business Unit Bonus Plan, Arthur E. Coles and Dee T. Allsop will receive their respective bonuses based 45% on Company-wide performance, 45% on the performance of U.S. operations, and 10% on a discretionary basis. Their respective target bonuses are each $75,000. George H. Terhanian will receive his bonus based 45% on Company-wide performance, 45% on the performance of European operations, and 10% on a discretionary basis, with a target bonus of $60,000. Aled W. Morris will receive his bonus based 90% on the performance of European operations and 10% on a discretionary basis, with a target bonus of £40,000.

Item 9.01. Financial Statements and Exhibits.
     Exhibits.

Exhibit 10.1	Amended and Restated Employment Agreement between the Company and Gregory T. Novak dated as of September 28, 2005

Exhibit 10.2	Description of Amended Executive Cash Bonus Plans

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS INTERACTIVE INC.
(Registrant)

By:	/s/ Frank J. Connolly, Jr.

Name:	Frank J. Connolly, Jr.
Title:	Chief Financial Officer
(Principal Financial Officer)
Dated: October 3, 2005

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

Exhibit 10.1	Amended and Restated Employment Agreement between the Company and Gregory T. Novak dated as of September 28, 2005

Exhibit 10.2	Description of Amended Executive Cash Bonus Plans